                      HOTEL REVENUE SHARING LEASE AGREEMENT


         THIS HOTEL REVENUE SHARING LEASE AGREEMENT ("AGREEMENT" or "HOTEL REVENUE SHARING LEASE AGREEMENT") is dated *3 and entered into by and between EROOMSYSTEM TECHNOLOGIES, INC., ("EROOM") a Nevada corporation having its principal office and place of business at 3770 Howard Hughes Parkway, Suite 175, Las Vegas, Nevada, 89109 and *1 ("HOTEL"), a *9 corporation, having its office and place of business at *2.

         IN CONSIDERATION of the mutual agreements set forth hereinafter, the parties agree as follows:

         1. LEASED EQUIPMENT. This Agreement and each Equipment Schedule (as defined below) entered into under this Agreement shall describe the equipment leased under this Agreement and shall be subject to all terms and conditions hereunder. Each Equipment Schedule to be entered into between eRoom and Hotel pursuant to this Agreement shall be in the form annexed hereto as Attachment I (the "EQUIPMENT SCHEDULE"). Each Equipment Schedule shall be enforceable according to the terms and conditions contained therein and such terms and conditions are incorporated into this Agreement. Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to such terms in each Equipment Schedule. In the event of a conflict between the terms of this Agreement and any Equipment Schedule, the terms of the Equipment Schedule shall prevail with respect to that Equipment Schedule.

         eRoom agrees to place with Hotel, and Hotel agrees to accept and lease from eRoom, in accordance with the terms and conditions herein, the equipment and features together with all replacements, parts, repairs, additions, attachments and accessories related thereto (collectively referred to as the "EQUIPMENT" and individually as a "PLACED ITEM") described in each executed Equipment Schedule. Hotel shall have no right, title or interest in the Equipment, except as expressly set forth in this Agreement. eRoom and Hotel shall have no obligation hereunder until the execution and delivery of an Equipment Schedule by eRoom and Hotel. Hotel agrees that eRoom will be the exclusive provider of the Equipment during the term of this Agreement.

         2. TERM: PAYMENTS AND TERMINATION. The term ("TERM") of this Agreement shall commence on the date set forth above and shall continue thereafter so long as any Equipment Schedule entered into pursuant to this Agreement remains in effect.

         The lease term and lease payment for the Equipment shall be as stated herein and in the respective Equipment Schedule(s). At the end of such lease term provided no Event of Default (as hereinafter defined) has occurred and is continuing, Hotel shall have the option exercisable on no less than 135 days prior written notice to eRoom to (A) purchase the Equipment for its then Fair Market Value (as hereinafter defined), (B) renew the Equipment Schedule(s) under mutually acceptable terms, or (C) terminate the Equipment Schedule(s) according to its terms. Upon payment in full of the amount required to exercise Hotel's option to purchase the Equipment, eRoom shall transfer its right, title and interest in the Equipment to Hotel "AS-IS WHERE IS," without any express or implied representations or warranties whatsoever concerning the condition of the Equipment. If, upon the termination of the applicable Equipment Schedule as to any Placed Item, Hotel fails or refuses to return and deliver possession of Placed Item to eRoom pursuant to Section 15 hereof within ten (10) business days after the expiration of the term of the Equipment Schedule, in addition to all other rights and remedies available to eRoom, Hotel shall be liable to eRoom for the Fair Market Value of such Placed Items until returned to eRoom as well as all other damages incurred by eRoom.

         All Payments (as hereinafter defined) shall, unless otherwise directed by eRoom in writing, be made to eRoom on the Payment Date (as hereinafter defined) by electronic transfer of funds, and Hotel shall execute all authorizations necessary for such electronic transfers. If the Payment Date is not a business day, Payments for such period shall be due on the next business day. Any Payment not made by the related Payment Date shall be subject to a late payment fee of ten percent (10%) of the outstanding Payment amount.

         3. ACCEPTANCE, WARRANTIES AND LIMITATION OF LIABILITY. Hotel shall execute and deliver to eRoom a certificate of acceptance (the "CERTIFICATE") in the form of Exhibit A to the Equipment Schedule hereto with respect to each Placed Item installed at the Hotel, acknowledging its acceptance of each such Placed Item. Hotel represents and agrees that, as of the date each Placed Item is accepted pursuant to a Certificate (the "ACCEPTANCE DATE"), such Certificate shall be conclusive evidence that each Placed Item is of a size, design, capacity and manufacture selected by Hotel and that Hotel has inspected each such Placed Item, found it to be in good order, and unconditionally accepts such Placed Item(s), subject to any right or remedy Hotel may have against the manufacturer or supplier thereof. Notwithstanding any relationship between eRoom and any manufacturer, supplier or Servicer of the Equipment, eRoom shall have no liability to Hotel for any claim, loss or damage caused or alleged to be caused directly, indirectly, incidentally or consequentially by the Equipment, by any inadequacy or deficiency thereof or, defect therein, by any incident whatsoever in connection therewith, or in any way related to or arising out of this Agreement whether arising in contract, strict liability, negligence or otherwise. Hotel shall not assert any claims, counterclaims, or defenses against eRoom for consequential, special or indirect damages, or for loss of use or loss of profits. eRoom makes no express or implied warranties of any kind, including those of merchantability, durability, or fitness for a particular purpose or use with respect to the Equipment and expressly disclaims the same.

         4. ASSIGNMENT, OBLIGATION TO MAKE PAYMENTS UNCONDITIONAL. eRoom may assign or sell all or a portion of its right, title and interest in and to the Equipment, any Placed Item, this Agreement, and/or any Equipment Schedule, and/or grant a security interest in the Equipment, any Placed Item, this Agreement, and/or any Equipment Schedule, to any third party (hereinafter, "ASSIGNEE"); provided, however, any such assignment or sale shall not relieve eRoom of any of its obligations hereunder. Hotel hereby: (A) consents to such sales, assignments and/or grants; (B) agrees to execute promptly and deliver such further acknowledgments, agreements and other instruments as may be reasonably requested by eRoom or any Assignee to effect such assignments and/or grants; and (C) agrees to comply fully with the terms of any such assignments and/or grants. In the event of an assignment, Assignee shall have all rights and benefits of eRoom under this Agreement, but Assignee shall not be obligated to perform the obligations of eRoom hereunder unless Assignee expressly agrees to do so in writing. Hotel agrees that its obligation to pay all Payments and other sums payable hereunder and the rights of eRoom and Assignee in and to such Payments, are absolute and unconditional and are not subject to any abatement, reduction, set off, defense, counterclaim or recoupment due or alleged to be due, to or by reason of, any past, present or future claims which Hotel may have against eRoom, Assignee, any manufacturer, supplier, seller or Servicer (as hereinafter defined) of the Equipment, or against any person for any reason whatsoever. Hotel shall have no right to assign this Agreement, any Equipment Schedule, or the Maintenance Agreement, or to sublease the Equipment without the express prior written consent of eRoom, which consent shall not be unreasonably withheld.

         5. INSTALLATION, MAINTENANCE AND REPAIR. Hotel, at its expense, shall be responsible for the delivery, installation, deinstallation, redelivery, maintenance and repair of the Equipment, all of which shall be effected by the Servicer (defined in this paragraph) or such other third party acceptable to eRoom. Hotel agrees, at all times during the Term, at its sole expense, to keep the Equipment in good repair, condition and working order, and to furnish all parts, mechanisms or devices which may be required in the course of so doing. Hotel will, at all times during the Term, maintain in force an Installation, Co-Maintenance and Software License and Upgrade Agreement (the "MAINTENANCE AGREEMENT"), covering the Equipment with the manufacturer or supplier of the Equipment, or such other third party as may be acceptable to eRoom (any such party, the "SERVICER"). eRoom or Assignee will have the right, but not the obligation, to inspect the Equipment during reasonable business hours. Hotel shall provide Servicer access to the Equipment to install, at no charge to Hotel, engineering changes which eRoom or Servicer deems necessary to keep the Equipment at current engineering levels. As a material inducement for eRoom to enter into this Agreement with Hotel on a "revenue sharing basis" Hotel shall:

              (A) Purchase and maintain a sufficient inventory level of merchandise for sale in the Equipment ("MERCHANDISE"), so as to maximize the revenue generating capability of the Equipment;

              (B) Review the "restocking report" and inspect each Placed Item which has been used within one (1) day after a guest has checked out of the Hotel premises and prior to allowing the room to be occupied by a new guest, but not less than once every month;

              (C) Determine during each such inspection whether: (i) such Placed Item requires refilling of Merchandise to reach full capacity; (ii) such Placed
Item is ready for the next guest as outlined in the operation and procedures manual provided by Servicer (the "MANUAL"); and/or (iii) any Merchandise is missing from a Placed Item and not reported as a sale, and shall then record missing Merchandise as a sale to any guest's folio as outlined in the Manual;

              (D) Fully stock to at least minimum restock level each Placed Item with Merchandise prior to allowing the room to be occupied by a new guest;

              (E) Provide all point-of-sale and printed menus as required by Servicer to maximize sales volumes;

              (F) Provide and maintain the necessary dedicated telephone lines and internet access, if available, at Hotel's sole expense, and to provide a MATV and/or telephone system that meets the specifications of Servicer permitting communication of data between the Equipment, the required computer to operate the Equipment (the "SYSTEM") and Servicer's (or its affiliates) central office;

              (G) Provide grounded outlets within six feet (6'), and a MATV connector or RJ-45 direct-connect socket within twelve feet (12'), of the location of each Placed Item in each guest room on the Hotel premises (the "PREMISES");

              (H) Be responsible for the unloading of the Equipment upon delivery and promptly placing the Equipment into the guest rooms;

              (I) Take all actions and pay all costs necessary to cause the System to interface with Hotel's computer system;

              (J) During the Term, permit the employees and/or representatives of eRoom or Servicer to stay as guests in the Hotel, in a standard double occupancy room, free of charge for room and reasonable board when visiting the Hotel for the purpose of inspecting and performing maintenance on the Equipment; provided, however, such room and board shall not include long distance phone calls, use of personal laundry valet, in-room movies, gift shop purchases, alcoholic beverages, or any other charges other than room and reasonable board;

              (K) Remove all vending machines from the floors that might compete with the Equipment; and

              (L) Perform all of the above obligations in a manner satisfactory to eRoom.

         6. REPRESENTATIONS AND WARRANTIES. Hotel represents and warrants for the benefit of eRoom and any Assignee (as hereinafter defined) and if requested by eRoom will provide an opinion of counsel and other supporting documents reasonably requested by eRoom to the effect that, at the time of execution of this Agreement and of each Equipment Schedule:

              (A) Hotel is a legal entity, duly organized, validly existing and in good standing under the law of the jurisdiction where the Equipment will be located and has adequate power to enter into and perform this Agreement and each Equipment Schedule and Maintenance Agreement executed hereinafter;

              (B) This Agreement and each Equipment Schedule and Maintenance Agreement executed hereinafter has been duly authorized, executed and delivered by Hotel and together constitute a valid, legal and binding agreement of Hotel, each enforceable in accordance with its terms;

              (C) The entering into and performance of this Agreement and each Equipment Schedule and Maintenance Agreement executed hereinafter will not violate any provision of Hotel's articles of incorporation or bylaws, and to the best of Hotel's knowledge, will not violate any judgment, order, or result in any breach of, or constitute a default under, or result in the creation of any lien, charge, security interest or other encumbrance upon any assets of Hotel or on the Equipment of this Agreement pursuant to any instrument to which Hotel is a party or by which it or its assets may be bound pursuant to any law or regulation applicable to Hotel;

              (D) To the best of Hotel's knowledge there are no actions, suits or proceedings pending or, threatened, before any court, administrative agency, arbitrator or government body which will, if determined adversely to Hotel, materially adversely affect its ability to perform its obligations under this Agreement, any Equipment Schedule or the Maintenance Agreement, executed hereinafter or any related agreement to which Hotel is a party;

              (E) To the best of Hotel's knowledge, Hotel is not in any material default under any loan or lease agreement; and

              (F) That all financial information and other information furnished to eRoom or any other party in connection with this Agreement was, at the time of delivery, true and correct in all respects; and that there has been no material adverse change with respect to such financial information from the date of delivery by the Hotel to the date of this Agreement.

         7.   RISK OF LOSS AND DAMAGE.

              (A) Hotel agrees to bear the entire risk of loss with respect to any damage, destruction, loss, or theft of the Equipment and any Placed Item, whether insured or not, whether such loss is partial or complete and from any cause at all, whether or not through any default or neglect of Hotel (except if such damage, destruction, loss or theft arises from the gross negligence or willful misconduct of eRoom) from the Acceptance Date, until the later of the date such Placed Item is removed from the Hotel by eRoom or thirty (30) days after such Placed Item is returned pursuant to Section 15 hereof. Except as provided in this Section 7, no such event shall relieve Hotel of its obligation to make Payments hereunder.

              (B) If any Placed Item is damaged and capable of repair, Hotel must promptly notify eRoom, and within sixty (60) days of such damage shall, at Hotel's expense, cause such repairs to be made as are necessary to return such Placed Item to its condition prior to such damage.

              (C) In the event any Placed Item is destroyed, damaged beyond repair, lost or stolen, (an "EVENT OF LOSS"), Hotel must promptly notify eRoom and Assignee and pay to eRoom or Assignee, as the case may be, on the second Payment Date following the Event of Loss, an amount equal to the Manufacturer's List Price (as defined in the relevant Equipment Schedule) and all Payments accrued on any such Placed Item up to such second Payment Date. Upon payment of such amounts in full, Hotel's obligation to pay any further Payments will cease with respect to such Placed Item(s) (but not with respect to any of the remaining Equipment) and Hotel will be entitled to receive any insurance proceeds or other recovery received by eRoom or Assignee in connection with such Event of Loss.

         8. INSURANCE. Hotel, at its sole expense, shall insure the Equipment against all risks and in such amounts as eRoom reasonably requires (but not less than the aggregate Manufacturer's List Price, as defined in the relevant Equipment Schedule), of all Placed Items set forth in the Equipment Schedule(s) with insurance carrier(s) reasonably acceptable to eRoom and shall maintain a loss payable endorsement in favor of eRoom and Assignee affording them such additional protection as they reasonably require; and shall maintain liability insurance reasonably satisfactory to eRoom. Such insurance policies shall insure against, among other exposures, bodily and personal injury, property damage liabilities, and other risks customarily insured against by Hotel on equipment owned by Hotel. All such insurance policies must name eRoom, Hotel and Assignee as insured and loss payees, and must provide that such policies may not be canceled or altered without at least thirty (30) days prior written notice to eRoom and Assignee. Each insurer is hereby authorized and directed to make payment for any Loss directly to eRoom or Assignee. If Hotel does not provide eRoom or Assignee evidence of insurance acceptable to eRoom or Assignees, eRoom has the right, but not the obligation, to obtain insurance covering the Equipment from an insurer of eRoom's choice. eRoom may add the costs of acquiring and maintaining such insurance and all fees for eRoom's services in placing and maintaining such insurance (collectively, "INSURANCE CHARGE") to the Payments due from Hotel under this Agreement. Hotel will pay the Insurance Charge in equal installments allocated to the remaining Payments (plus interest on such allocation at 1.5% per month or, if less, the maximum rate allowed by law). If eRoom purchases insurance, Hotel will cooperate with eRoom's insurance agent with respect to the placement of insurance and the processing of claims. Nothing in this Agreement will create an insurance relationship of any type between eRoom or Assignee, and any other person. Hotel acknowledges that eRoom and Assignee are not required to secure or maintain any insurance, and eRoom and Assignee will not be liable to Hotel if eRoom or Assignee terminate any insurance coverage that eRoom or Assignee procure. If eRoom or Assignee replace or renew any insurance coverage, eRoom or Assignee are not obligated to provide replacement or renewal coverage under the same terms, cost, limits or conditions of the previous coverage.

         9. INDEMNITY. Hotel agrees to indemnify, hold harmless and defend, eRoom, Assignee and Servicer and any of their officers, directors or employees and their successors and assigns (all such parties the "INDEMNIFIED PARTIES") from and against any and all claims, demands, actions, suits, proceedings, costs, expenses, damages and liabilities, at law or in equity, whether based on a theory of contract, negligence, strict liability or otherwise, including reasonable attorneys' fees related thereto, arising out of, connected with, or resulting from, this Agreement, any Equipment Schedule executed hereunder, the Maintenance Agreement or the Equipment, including without limitation, the manufacture, selection, purchase, delivery, possession, condition, use, lease,

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operation or return thereof, or any defects in the Equipment, except to the extent a claim has arisen from such Indemnified Party's own gross negligence or willful misconduct (as opposed to any vicarious liability). Hotel's obligations hereunder will survive the expiration of this Agreement with respect to acts or events occurring or alleged to have occurred prior to the return of the Equipment to eRoom at the end of the Term.

         10. LIENS AND TAXES. eRoom owns and holds title to the Equipment. Hotel will, at its sole expense, keep the Equipment free and clear of all levies, liens and encumbrances. Hotel will declare and pay to the appropriate governmental authorities when due all license fees, registration fees, assessments, charges and taxes, whether municipal, state or federal (foreign and domestic), including but not limited to, sales and excise taxes, and penalties and interest with respect thereto, excluding, however, any use or property taxes or any taxes measured solely by eRoom's net income. Hotel shall provide evidence of any payment hereunder upon request of eRoom. Hotel's obligations hereunder will survive the expiration of this Agreement with respect to liens or taxes accruing or attaching or alleged to have accrued or attached prior to the return of the Equipment to eRoom at the end of the term of the applicable Equipment Schedule(s).

         11. HOTEL'S FAILURE TO PERFORM. After the occurrence of an Event of Default (as hereinafter described), eRoom has the right, but not the obligation, and without releasing Hotel from any obligation hereunder, to make or do the same, to pay, purchase, contest or compromise any encumbrance, charge or lien which, in the reasonable judgment of eRoom, appears to affect the Equipment or this Agreement and, in exercising any such rights, incur any liability and expend whatever amount in eRoom's reasonable discretion eRoom may deem necessary therefor. All sums so incurred or expended by eRoom shall be, without demand, immediately due and payable by Hotel, shall be considered Payments hereunder, and will bear interest at the lesser of 1.50% per month or the highest interest rate legally permissible.

         12. EQUIPMENT IS PERSONAL PROPERTY; LOCATION OF EQUIPMENT. Hotel covenants and agrees that the Equipment is, and will at all times be and remain, personal property of eRoom or Assignee. If requested by eRoom, Hotel will obtain, prior to delivery of any Placed Item, a certificate in a form satisfactory to eRoom from all parties with an interest in the Premises wherein the Equipment may be located, waiving any claim with respect to the Equipment and other items reasonably requested by eRoom or Assignee. All data and information collected by or residing in the Equipment, at all times during the term and thereinafter, is the property of eRoom. In addition, the Software and all modifications, enhancements, and improvements thereto installed as part of the Equipment is the property of eRoom and is provided for use only in accordance with the Maintenance Agreement. Hotel will neither move any Placed Item nor permit any Placed Item to be moved from the address set forth in the applicable Equipment Schedule without eRoom's advance written consent.

         13. DESIGNATION OF EQUIPMENT OWNERSHIP. If at any time during the term hereof, Hotel is supplied with labels, plates or other markings stating that the Equipment is owned by eRoom or is subject to any interest of Assignee, Hotel agrees to affix and keep the same displayed on the Equipment; provided however, that such placement shall not be obtrusive to users of the Equipment while installed at the Hotel. Hotel agrees that this Agreement is a true lease. However, as a precaution in the event (and only to the extent) the transactions underlying this Agreement are

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deemed to be a lease intended for security, Hotel hereby grants eRoom and
Assignees a first priority purchase money security interest in the Equipment. Hotel agrees to execute and file Uniform Commercial Code financing statements and any and all other instruments necessary to perfect (in eRoom's opinion) eRoom's or Assignee's interest in this Agreement, any Equipment Schedule(s), the Equipment or the payments due hereunder. eRoom may file a copy of this Agreement and appropriate Equipment Schedule(s) as a financing statement.

         14. USE. Hotel shall use the Equipment in a careful and proper manner in conformance with eRoom's, manufacturer's, supplier's and Servicer's specifications and shall comply with, and conform to, all federal, state, municipal and other laws, ordinances and regulations in any way relating to the possession, use or maintenance of the Equipment.

         15. SURRENDER OF EQUIPMENT. Upon the expiration or earlier termination of each Equipment Schedule with respect to any Placed Item, Hotel shall: (A) make all Payments due to eRoom through and including such termination or expiration date; and (B) return the same to eRoom in good repair, condition and working order, ordinary wear and tear resulting from proper use thereof alone excepted, unless Hotel has paid eRoom in cash the Fair Market Value of the Equipment. Such return shall be effected promptly by making the Equipment available to eRoom or such other party designated by eRoom. Upon return, all components of the Equipment shall be clean, and shall include all instruction manuals and operating software. All costs of replacing missing components and repairing non-working components shall be borne by Hotel. At Hotel's option, eRoom shall clean the returned equipment (or cause it to be cleaned), the reasonable costs of which shall be paid by Hotel.

         The deinstallation of the Equipment shall be done in a manner resulting in no harm or damage to the Equipment. eRoom shall have the sole right to make all the arrangements for (A) the transportation of each Placed Item to and the deinstallation of each Placed Item at the equipment location stated in the applicable Equipment Schedule, and (B) the discontinuance, disassembly, packing and transportation of each Placed Item from the equipment location to a location of eRoom's choice within the United States upon the termination of the applicable Equipment Schedule (by expiration or otherwise) as to such Placed Item. Hotel shall pay all costs of deinstallation, disassembly, packing and transportation of the Equipment.

         16. DEFAULT. The occurrence of any of the following events shall constitute an event of default ("EVENT OF DEFAULT"): (A) failure of eRoom to receive any Payment on the date on which it is due which failure is not cured within five (5) calendar days after notice thereof from eRoom or Assignee; (B) failure by Hotel to perform or observe any other term, covenant or condition of this Agreement, any Equipment Schedule or any Maintenance Agreement, which is not cured within thirty (30) days after notice thereof from eRoom or Assignee;
(C) any affirmative act of insolvency by Hotel, or the filing by Hotel of any petition or action under any bankruptcy, reorganization, insolvency arrangement, liquidation dissolution or moratorium law, or any other law or laws for the relief of, or relating to debtors; (D) the filing of any involuntary petition against Hotel under any bankruptcy, reorganization, insolvency arrangement, liquidation, dissolution or moratorium law for the relief of or relating to debtors which is not dismissed within sixty (60) days thereafter, or the appointment of any receiver, liquidator or trustee to take possession of any substantial portion of the properties of Hotel, unless the appointment is set aside or ceases to be in effect within sixty (60) days from the date of said

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filing or appointment; (E) the subjection of a substantial part of Hotel's property or any Placed Item to any levy, seizure, assignment or sale for or by any creditor or governmental agency; (F) any representation or warranty made by Hotel in this Agreement or in any Equipment Schedule or in any document furnished by Hotel to eRoom or Assignee in connection with this Agreement or any Equipment Schedule or with respect to the acquisition or use of the Equipment shall be untrue in any material respect at any time; (G) the default by Hotel under any other lease or loan agreement which materially and/or adversely affects Hotel's ability to perform its obligations under this Agreement; or (H) if any Placed Item is sold or has a lien or encumbrance placed upon it by someone other than eRoom or Assignee.

         17. REMEDIES. Upon the occurrence of an Event of Default, eRoom or Assignee may do one or more of the following:

              (A) Require Hotel, and Hotel shall, upon demand of eRoom, on the next Payment Date following such demand, pay eRoom or Assignee, as liquidated damages and not as a penalty, an amount equal to the Liquidated Damage Value (as set forth in Attachment II hereto), multiplied by 1.2, together with any Payments then due and owing by Hotel hereunder, as well as all costs and expenses owed under this Agreement, including commissions, legal fees and disbursements (in-house or otherwise) and other expenses incurred by eRoom as a result of an Event of Default and the exercise of eRoom's remedies with respect thereto (all such amounts collectively the "DEFAULT VALUE"), plus interest on the Default Value at ten percent (10%), or the highest rate legally permissible;

              (B) eRoom (or its representative) may, without notice to or demand upon Hotel, take possession of the Equipment and lease and/or sell the same, or any portion thereof, in such manner or amount, and to such entity as eRoom, in eRoom's discretion shall elect. If eRoom elects to sell or lease the Equipment, eRoom may do so at a public or private sale or lease and upon notice to Hotel, which notice will be deemed to be commercially reasonable if the time and place of any public sale, lease or other intended disposition or the time after which any private sale, lease or other intended disposition is to be made shall be sent by first class, certified or registered mail to Hotel no later than ten
(10) days prior to such proposed sale, lease or other disposition. The proceeds of such sale or lease will be applied by eRoom (i) first, to pay eRoom an amount equal to the Default Value; and (ii) second, to reimburse Hotel for the Default Value to the extent previously paid by Hotel. Any surplus remaining thereafter will be retained by eRoom. Hotel shall remain responsible for any outstanding balance of the Default Value after application of any proceeds received from such sale or lease of the Equipment;

              (C) Take possession of the Equipment and hold and keep idle the same or any portion thereof;

              (D) Convert the Equipment to a direct credit card billing system, or disable the Equipment;

              (E) Cancel or terminate this Agreement or any and all other agreements between Hotel and eRoom (or its affiliates).

              (F) eRoom (or its representative) may, without notice to or demand upon Hotel, shut the Equipment down until the default is cured. During the time the Equipment is shut down, Hotel shall pay down room fees (as defined in the Equipment Schedules(s)) for all the installed Equipment. Such payment shall be made even in the event of a dispute. In addition, a return to service fee of $1,000 shall apply to turn system back on.

              The exercise of any of the foregoing remedies by eRoom will not constitute a termination of this Agreement or any Equipment Schedule unless eRoom so notifies Hotel in writing. No remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy provided herein available to eRoom at law or in equity.

         18.  MISCELLANEOUS.

              (A) EFFECT OF WAIVER. No delay or omission to exercise any right or remedy accruing to eRoom or any Assignee upon any breach or default of Hotel will impair any such right or remedy or be construed to be a waiver of any such breach or default; nor will a waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval on the part of eRoom or any Assignee of any breach or default under this Agreement, any Equipment Schedule or any Maintenance Agreement or of any provision or condition hereof or thereof, must be in writing specifically set forth.

              (B) NOTICES. Any notice required or permitted to be given by the provisions hereof must be in writing and will be conclusively deemed to have been received by a party hereto on the day it is delivered to such party at the address indicated below (or at such other address as such party specifies to the other party in writing) or, if sent by registered or certified U.S. mail, on the fifth business day after the day on which mailed, addressed to such party at such address:


                If to eRoom:         eRoomSystem Technologies, Inc.
                                     3770 Howard Hughes Parkway, Suite 175
                                     Las Vegas, NV 89109
                                     Attn: General Counsel

                If to Hotel:         *1
                                     *2

                With a copy to:      All parties listed in the Installation,
                                     Maintenance and License Agreement.

              (C) ATTORNEYS' FEES AND COSTS. In the event of any action at law or suit in equity in relation to this Agreement, any Equipment Schedule or Maintenance Agreement, the prevailing party will be entitled to recover from the non-prevailing party attorneys' fees and costs.

              (D) APPLICABLE LAW, JURISDICTION AND VENUE. This Agreement and Equipment Schedule(s) shall be governed by, and construed in accordance with, the laws of the state of Nevada, without regard to principles of conflicts of law. eRoom and Hotel hereby consent to jurisdiction and venue in any state or federal court in the state of Nevada and hereby waive any objections that jurisdiction or venue in any such court is not proper.

              (E) SECURITY INTEREST. No security interest in this Agreement, any Equipment Schedule, or any Maintenance Agreement may be granted by Hotel.

              (F) FINANCIAL STATEMENTS. Hotel agrees to furnish promptly, or cause to be furnished, to eRoom and Assignee within one hundred twenty (120) days of the end of each fiscal year, financial statements of Hotel prepared in accordance with generally accepted accounting principles, together with such other financial and related information respecting the Hotel or the Equipment as eRoom or Assignee may from time to time reasonably request.

              (G) ENTIRE AGREEMENT. eRoom and Hotel acknowledge that there are no agreements or understandings, written or oral, between eRoom and Hotel with respect to the Equipment, other than as set forth herein and in each Equipment Schedule and that this Agreement and each Equipment Schedule contain the entire agreement between eRoom and Hotel with respect thereto. Neither this Agreement, nor any Equipment Schedule may be altered, modified, terminated or discharged except by a writing signed by the party against whom such alteration, modification or discharge is sought.

              (H) SEVERABILITY. Any provision of this Agreement or any Equipment Schedule prohibited by, or unlawful or unenforceable under, any applicable law in any jurisdiction shall be ineffective as to such jurisdiction without invalidating the remaining provisions of this Agreement; provided, however, that to the extent that the provisions of any such applicable law can be waived, they are hereby waived by Hotel and eRoom.

              (I) NON-SPECIFIED FEATURES. If the Equipment delivered pursuant to any Equipment Schedule contains any features not specified therein, Hotel grants eRoom, at eRoom's option and eRoom's expense, the right to remove or deactivate any such features. Such removal or deactivation shall be performed by the eRoom or another party reasonably acceptable to eRoom, at a time convenient to Hotel, provided that Hotel shall not unreasonably delay the removal or deactivation of such features.

              (J) QUIET ENJOYMENT. Provided that no Event of Default has occurred or is continuing hereunder and except as provided herein or in the Maintenance Agreement, eRoom, Assignee or their agents or assigns shall not interfere with Hotel's right of quiet enjoyment and use of the Equipment.

              (K) ALTERATIONS. Hotel shall be permitted with eRoom's prior written consent and at Hotel's own expense to make alterations or improvements to the Equipment which are readily removable without causing material damage to the Equipment and do not adversely affect any manufacturer's warranties with respect to such Equipment. In the event such alterations are not removed at the end of the Term, such alterations shall become the property of eRoom.

              (L) HEADINGS. Section headings are for convenience only and shall not be construed as part of this Agreement.

              (M) SUCCESSORS. This Agreement shall inure to and bind the permitted successors and assigns of the respective parties.

              (N) USAGE. In this Agreement the singular includes the plural and the plural the singular. References to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications and supplements thereto, but only to the extent such amendments and other modifications and supplements are not prohibited by the terms of this Agreements. References to any entities include their respective permitted successors and assigns.

              (O) FINANCE LEASE STATUS. Hotel and eRoom agree that this Agreement is intended to be a "finance lease" as defined in Article 2A of the UNIFORM COMMERCIAL CODE (or any equivalent state law). HOTEL WAIVES ANY AND ALL RIGHTS AND REMEDIES CONFERRED UPON A LESSEE BY ARTICLE 2A.

              (P) COUNTERPARTS. This Agreement may be signed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         19. ADDITIONAL DEFINITIONS. The following terms shall have the meanings set forth below:

              (A) "CONTRACT YEAR" means each successive twelve (12) calendar month period following the Payment Commencement Date.

              (B) "FAIR MARKET VALUE" shall mean the in place value of the Equipment to the user, as reasonably determined by eRoom, which would be obtained in an arms-length transaction between an informed and willing buyer-user under no compulsion to buy and an informed and willing seller under no compulsion to sell, where the costs of installation, removal and advertising from the places the Equipment is or will be located pursuant to this Equipment Schedule during the Term shall not be a deduction from such value. In no event will the Fair Market Value of the Equipment be less than the Liquidated Damage Value.

              (C) "INTERIM PAYMENT" means all Lease Payments (as defined in the Equipment Schedule) from and including the date any Equipment is activated and operational to but excluding the Payment Commencement Date.

              (D) "LEASE PAYMENT" has the meaning accorded to such term in the Equipment Schedule.

              (E) "MERCHANDISE" means all goods sold and services provided in connection with the Equipment.

              (F) "PAYMENTS" means the Interim Payment, the Lease Payments, as applicable, and all other amounts owed to eRoom under this Agreement.

              (G) "PAYMENT COMMENCEMENT DATE" means the first day of the calendar month immediately following the Acceptance Date.

              (H) "PAYMENT DATE" means the first day of each calendar month following the Payment Commencement Date.

              (I) "REVENUE" means all sums received by Hotel or eRoom (excluding sales tax actually collected), arising from or in connection with the sale of Merchandise from or usage of the Equipment.

              (J) "SALES REPORTS" means the reports of sales activity of the Equipment generated by the System's computerized sales tracking functions and transmitted to Servicer by modem from Hotel.

              (K) "SOFTWARE" means the computer software and the related firmware used for the operation of the System provided by Servicer in connection with the Equipment.

              (L) "SYSTEM" means the Equipment and all related Software.

         BY SIGNING THIS AGREEMENT: (1) HOTEL ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS ALL TERMS AND CONDITIONS IN THIS AGREEMENT AND ALL ATTACHMENTS AND EXHIBITS TO THIS AGREEMENT, (2) HOTEL HAS AN UNCONDITIONAL OBLIGATION TO MAKE ALL PAYMENTS DUE UNDER THIS AGREEMENT, AND THAT HOTEL CANNOT WITHHOLD, SET-OFF OR REDUCE SUCH PAYMENTS FOR ANY REASON, AND (III) HOTEL IS LEASING THE EQUIPMENT SOLELY FOR BUSINESS PURPOSES.


         IN WITNESS WHEREOF, eRoom and Hotel have caused this Agreement to be duly executed as of the date first above written


eROOM:                                     HOTEL:

eROOMSYSTEM TECHNOLOGIES, INC.             *1
a Nevada corporation                       a *9 corporation
By:
   ----------------------------------      By:
          Steven L. Sunyich                   --------------------------------
Its:      Chief Executive Officer
                                           Its:
                                              --------------------------------


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